UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                  Form 8-K


                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


    Date of Report (Date of Earliest Event Reported): February 28, 2003


                      Commission File Number 000-13822
                                            ----------


                       RESCON TECHNOLOGY CORPORATION
                       -----------------------------
          (Exact Name of Registrant as Specified in its Charter)


     Nevada                                                 83-0210455
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                      Identification Number)


                       25 Fairchild Avenue, Suite 500
                      -------------------------------
                         Plainview, New York 11803
                         --------------------------
                  (Address of principal executive offices)


                               (516) 576-0060
                              ----------------
              (Registrant's Executive Office Telephone Number)



ITEM 5.   OTHER INFORMATION

     On July 12, 2002, the Company consummated an Agreement and Plan of Reorganization (the "Agreement") with Radical Technologies, Inc., a New York corporation ("Radical") and its then wholly-owned subsidiary GIT Securities Corporation, a Nevada corporation ("GIT"). GIT is a broker-dealer registered with the National Association of Securities Dealers ("NASD"). Pursuant to the terms and conditions of the Agreement, Radical acquired 10,000,000 restricted common shares of the Company in exchange for 20% of the issued and outstanding common shares of GIT. According to the terms of that Agreement, the Company was to acquire the remaining 80% equity interest in GIT for an additional 1,000,000, shares of Company common stock following NASD approval of the change in beneficial ownership of GIT.

      As an NASD broker-dealer, GIT is required to obtain NASD approval of any change in its beneficial ownership that exceeds 25%. The Company, Radical and GIT have agreed that Radical will return for cancellation the 10,000,000 shares of common stock it was issued upon closing the Agreement. In place of the 10,000,000 shares, Radical will be issued 2,200,000 restricted shares of Company common stock for the 20% equity interest it holds in GIT. Upon cancellation of the 10,000,000 shares and issuance of the 2,200,000 share, the Company intends to make new application to the NASD for approval of a change in the beneficial ownership of GIT.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.




                                     RESCON TECHNOLOGY CORPORATION




Date: March 3, 2003                  By: /S/ Christian Nigohossian
                                     -----------------------------------
                                     Christian Nigohossian, President